                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ENCLAVES GROUP, INC.

                         PURSUANT TO SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

     ENCLAVES  GROUP,  INC. (the  "CORPORATION"),  a  corporation  organized and existing  under  and by virtue of the  General  Corporation  Law of the State of
Delaware, does hereby certify as follows:

     1.   The name of the corporation is Enclaves Group, Inc.

     2.   The first paragraph of Article IV of the Certificate of  Incorporation of the  Corporation  is hereby  amended and  restated in its entirety to read as follows:

          "The Corporation shall be authorized to issue two classes of stock to be  designated,  respectively,  "Common  Stock" and
          "Preferred  Stock."  The  total  number  of  shares  of both classes of stock  which the  Corporation  has  authority  to issue is One  Hundred  Seventy-Four  Billion,  Four  Hundred
          Ninety-Five  Million,   Fifty-Eight  Thousand  Four  Hundred
          (174,495,058,400)   shares,   consisting   of:  One  Hundred
          Seventy-Four  Billion,  Four  Hundred  Eighty-Five  Million,
          Fifty-Eight Thousand Four Hundred  (174,485,058,400)  shares of Common Stock, $0.001 par value per share, and Ten Million
          (10,000,000) shares of Preferred Stock, $0.001 par value per share."

     3.   The Amendment to the Certificate of  Incorporation  of the Corporation
effected by this  Certificate  was duly  authorized by the Board of Directors of the  Corporation in accordance with the provisions of Section 242 of the General
Corporation  Law of the State of Delaware,  and by the  affirmative  vote of the holders of all of the Corporation's  outstanding  capital stock entitled to vote thereon by written  consent in accordance  with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS  WHEREOF,  the Corporation  has caused this  Certificate of
Amendment to be signed and  acknowledged by its Chief Executive  Officer on this
6th day of July, 2005

                                                     ENCLAVES GROUP, INC.

                                                     By: /s/ Daniel G. Hayes
                                                         --------------------------
                                                         Daniel G. Hayes
                                                         Chief Executive Officer

 SIGNATURE PAGE TO THE CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION